Exhibit 99.1

Annie’s Reports Fourth Quarter and Fiscal 2013 Financial Results

Berkeley, California, June 10, 2013 — Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for the fourth quarter and fiscal year ended March 31, 2013.

Highlights:

•	Net sales for the fourth quarter were $52.7 million; adjusted net sales were $52.2 million, an increase of 21.5%

•	EBITDA for the fourth quarter was $8.0 million; adjusted EBITDA was $9.0 million, an increase of 33.6%

•	Diluted EPS for the fourth quarter was $0.24; adjusted diluted EPS was $0.29, an increase of 20.1%

•	For fiscal 2014, Annie’s expects adjusted net sales growth of 18% to 20% and adjusted diluted EPS of $0.97 to $1.01, representing growth of 21% to 26%

“Our strong fourth quarter results capped off a successful year for our company,” commented John Foraker, CEO of Annie’s. “Our sales for both the quarter and full year exceeded our expectations and were driven by a continuation of strong consumption trends. Our sharp focus on execution enabled us to overcome the challenge presented by the voluntary pizza recall announced on January 22nd and deliver robust sales and EPS growth.

“We enter fiscal 2014 in a position of strength. Consumer interest in natural & organic foods continues to increase, and as one of the leading brands in our space, we are well positioned to benefit from this trend. The robust momentum we are seeing in our base business, particularly in conventional channels, confirms that our core growth strategies are working, and our investments in our brand, people and infrastructure provide a strong foundation for sustainable growth. We look forward to building on our momentum in the year ahead as we continue to expand and improve our distribution, further build awareness and trial of Annie’s brand, and leverage our deep innovation pipeline, including our entry into the single-serve microwavable cup segment of the mac & cheese category, which we announced earlier today,” concluded Foraker.

Fourth Quarter Results

For the fourth quarter, Annie’s reported net sales of $52.7 million. Excluding items related to the frozen pizza recall, adjusted net sales were $52.2 million, a 21.5% increase over fiscal 2012. Sales growth in the fourth quarter was driven by strong, double-digit gains in meals and snacks. Growth in meals was particularly robust, benefitting from significant sales increases in natural mac & cheese in conventional channels.

EBITDA for the quarter was $8.0 million, with adjusted EBITDA increasing 33.6% to $9.0 million. In addition to strong top-line growth, adjusted EBITDA benefitted from approximately 160 basis points of operating margin improvement resulting from increased leverage of selling, general and administrative expenses.

*	Adjusted net sales, EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted shares and adjusted EPS are non-GAAP financial measures and must be read in conjunction with the important information about these measures and the full reconciliation to the most comparable GAAP measures set forth below.

Net income for the quarter was $4.2 million, or $0.24 per diluted share, as compared to $1.9 million in the fourth quarter of the prior year. Adjusted net income was $5.1 million, or $0.29 per diluted share, representing an increase of 29.9% over adjusted net income of $3.9 million, or $0.24 per adjusted diluted share, in the fourth quarter of fiscal 2012. Adjusted net income growth was driven by strong improvement in operating income and a lower tax rate as compared to the fourth quarter of fiscal 2012. Partially offsetting this, EPS growth was negatively impacted by a year-over-year increase in shares outstanding related to the initial public offering and stock option exercises.

Fiscal 2013 Results

For fiscal 2013, Annie’s reported net sales of $170.0 million. Excluding items related to the frozen pizza recall, adjusted net sales increased 21.1% to $171.1 million. Sales growth in fiscal 2013 was driven by strength in meals and snacks. Sales of dressings, condiments and other were flat as strength in dressings was offset by the discontinuance of cereal in fiscal 2012. Sales growth was broad-based across channels, with the grocery, mass and natural channels all contributing double-digit percentage increases.

EBITDA for fiscal 2013 was $21.1 million, with adjusted EBITDA increasing 20.9% to $25.8 million. While adjusted EBITDA as a percentage of adjusted net sales was unchanged at 15.1%, adjusted operating margin expanded by approximately 20 basis points from fiscal 2012 driven by improvement in adjusted gross margin.

Net income in fiscal 2013 was $11.6 million, or $0.65 per diluted share, as compared to $9.6 million in fiscal 2012. Adjusted net income in fiscal 2013 was $14.2 million, or $0.80 per diluted share, representing an increase of 17.1% over adjusted net income of $12.1 million, or $0.74 per adjusted diluted share, in fiscal 2012. Adjusted EPS growth benefited from strong improvement in operating income, partially offset by year-over-year increases in the company’s tax rate and shares outstanding.

Fiscal 2014 Outlook

Annie’s expects the following financial results for the upcoming fiscal year:

•	Adjusted net sales growth of 18% to 20%

•	Adjusted EBITDA of $31 to $32 million

•	Adjusted EPS of $0.97 to $1.01, representing 21% to 26% growth, based on an estimated 17.5 million diluted shares outstanding

Conference Call Information for Today, June 10, 2013

Annie’s will host a conference call and live webcast today, June 10, 2013 at 2:00 p.m. PT (5:00 p.m. ET). The conference call can be accessed by dialing 1-877-941-1427, or 1-480-629-9664 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. Pacific Time on Monday, June 10, 2013 until 11:59 p.m. Pacific Time on Monday, June 17, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4620817#.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors, synthetic colors, and preservatives regularly used in many conventional packaged foods. Additionally, Annie’s sources ingredients so as to avoid synthetic growth hormones and genetically modified food ingredients. Today, Annie’s offers over 135 products and is present in over 26,500 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-looking Statements

Certain statements in this press release and the related conference call, including Annie’s statements regarding expected fiscal 2014 results, strong consumption trends, consumer trends and the related impact on our business, momentum in our base business, results of core growth strategies, expanding and improving distribution, building awareness and trial, leveraging our innovation pipeline, our entry into the single-serve microwavable cup segment of the mac & cheese category, momentum of our frozen pizza product initiative, continued improvements, further growth throughout fiscal 2014, and opportunities ahead are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases.

The forward-looking statements contained in this press release and the accompanying conference call are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012, our Form 10-Q for the quarterly period ended December 31, 2012 filed with the SEC on February 11, 2013, and in our other filings with the SEC, including risks relating to our brand; reputation; product liability claims; recalls and related insurance proceeds; economic disruptions; changes in consumer preferences; competition; new product introductions; ingredient and packaging costs and availability; reliance on a limited number of distributors, retailers, contract manufacturers and third-party suppliers and an outside warehouse facility; efficiency projects; intellectual property and related disputes; regulatory compliance; transportation; supply-chain; inventory levels; and seasonality. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release or the accompanying conference call speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Non-GAAP Financial Measures

Adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA, adjusted diluted shares and adjusted diluted EPS are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) adjusted net sales represents net sales adjusted for impact on net sales due to product recall; (2) adjusted net income represents net income adjusted for impact on net sales, cost of sales, selling, general and administrative expenses and provision for income taxes due to product recall; the change in fair value of convertible preferred stock warrant liability; secondary offering costs and provision for income taxes related to the secondary offering costs; and advisory agreement termination fee; (3) EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; (4) adjusted EBITDA represents EBITDA adjusted for impact on net sales, cost of sales and selling, general and administrative expenses due to product recall; secondary offering costs; stock-based compensation; management fees; advisory agreement termination fee; and change in fair value of convertible preferred stock warrant liability; (5) adjusted diluted shares, which is used in the calculation of adjusted diluted EPS for fiscal 2012, represent weighted average shares of common stock outstanding used in computing diluted earnings per share plus conversion of weighted average convertible preferred stock on an “as-if” converted basis; and (6) adjusted diluted EPS represents adjusted net income divided by weighted average shares of common stock outstanding or adjusted diluted shares, as applicable.

We present adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted EPS because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the related reconciliation to the most directly comparable GAAP measure, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We also believe that these non-GAAP financial measures are useful to investors in assessing the operating performance of our business without the effect of the items described above. In addition, we use adjusted diluted shares because immediately prior to the closing of the Company’s IPO, all of the shares of convertible preferred stock automatically converted into shares of common stock. Adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA, adjusted diluted shares and adjusted diluted EPS are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, our computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Annie’s, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2013	2012	2013	2012
Net income	$4,234	$1,929	$11,551	$9,589
Interest expense	48	95	168	161
Provision for income taxes	3,353	1,662	8,318	6,588
Depreciation and amortization	316	267	1,065	845

EBITDA	7,951	3,953	21,102	17,183
Net sales impact related to product recall	(474)	—	1,096	—
Cost of sales related to product recall	390	—	1,080	—
Administrative costs related to product recall	171	—	171	—
Secondary offering costs	535	—	1,239	—
Stock-based compensation	387	116	1,064	506
Management fees	—	150	—	600
Advisory agreement termination fee	—	1,300	—	1,300
Change in fair value of convertible preferred stock warrant liability	—	1,188	13	1,726

Adjusted EBITDA	$8,960	$6,707	$25,765	$21,315

Annie’s, Inc.

Reconciliation of Weighted Average Shares of Common Stock Outstanding Used in Computing Diluted Net Income Per Share Attributable to Common Stockholders to Weighted Average Shares of Common Stock Used in Computing Adjusted Diluted Net Income Per Share Attributable to Common Stockholders

(unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2013	2012	2013	2012
Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders	17,724,131	1,160,185	17,707,839	1,111,088
Weighted average convertible preferred shares outstanding on an if converted basis	—	15,221,571	—	15,221,571

Weighted average shares of common stock outstanding used in computing adjusted diluted net income per share attributable to common stockholders	17,724,131	16,381,756	17,707,839	16,332,659

Annie’s, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2013	2012	2013	2012
Net sales (net of product recall impact of $(474) and $1,096 for the three and twelve months ended March 31, 2013, respectively)	$52,715	$42,984	$169,977	$141,304
Cost of sales (including costs associated with product recall of $390 and $1,080 for the three and twelve months ended March 31, 2013, respectively)	32,027	25,843	104,566	85,877

Gross profit	20,688	17,141	65,411	55,427
Operating expenses:
Selling, general and administrative (including costs associated with product recall of $171 and $171 for the three and twelve months ended March 31, 2013, respectively)	13,024	10,989	45,461	36,195
Advisory agreement termination fee	—	1,300	—	1,300

Total operating expenses	13,024	12,289	45,461	37,495

Income from operations	7,664	4,852	19,950	17,932
Interest expense	(48)	(95)	(168)	(161)
Other income (expense), net	(29)	(1,166)	87	(1,594)

Income before provision for income taxes	7,587	3,591	19,869	16,177
Provision for income taxes	3,353	1,662	8,318	6,588

Net income	$4,234	$1,929	$11,551	$9,589

Net income attributable to common stockholders	$4,234	$58	$11,551	$290

Net income per share attributable to common stockholders
—Basic	$0.25	$0.12	$0.67	$0.62

—Diluted	$0.24	$0.05	$0.65	$0.26

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,262,253	474,781	17,129,334	469,089

—Diluted	17,724,131	1,160,185	17,707,839	1,111,088

Non-GAAP results:
Adjusted net income	$5,073	$3,904	$14,168	$12,102

Adjusted diluted net income per share	$0.29	$0.24	$0.80	$0.74

Adjusted EBITDA	$8,960	$6,707	$25,765	$21,315

Annie’s, Inc.

Reconciliation of Net Income to Adjusted Net Income

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2013						Three Months Ended March 31, 2012
	As Reported	Voluntary Product Recall		Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net sales	$52,715	$(474	)(1)	$—		$52,241	$42,984	$—		$42,984
Cost of sales	32,027	(390)		—		31,637	25,843	—		25,843

Gross profit	20,688	(84)		—		20,604	17,141	—		17,141
Operating expenses:
Selling, general and administrative	13,024	(171)		(535	)(2)	12,318	10,989	—		10,989
Advisory agreement termination fee	—	—		—		—	1,300	(1,300	)(4)	—

Total operating expenses	13,024	(171)		(535)		12,318	12,289	(1,300)		10,989

Income from operations	7,664	87		535		8,286	4,852	1,300		6,152
Interest expense	(48)	—		—		(48)	(95)	—		(95)
Other income (expense), net	(29)	—		—		(29)	(1,166)	1,188	(5)	22

Income before provision for income taxes	7,587	87		535		8,209	3,591	2,488		6,079
Provision for income taxes	3,353	38		(255	)(3)	3,136	1,662	513	(6)	2,175

Net income	$4,234	$49		$790		$5,073	$1,929	$1,975		$3,904

Net income attributable to common stockholders	$4,234						$58

Net income per share attributable to common stockholders
—Basic	$0.25						$0.12

—Diluted	$0.24						$0.05

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,262,253						474,781

—Diluted	17,724,131						1,160,185

Adjusted diluted net income per share		$0.00		$0.04		$0.29		$0.12		$0.24

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders		17,724,131		17,724,131		17,724,131		1,160,185		1,160,185
Weighted average convertible preferred shares outstanding on an if converted basis		—		—		—		15,221,571		15,221,571

Weighted average used in computing adjusted diluted net income per share		17,724,131		17,724,131		17,724,131		16,381,756		16,381,756

Net income	$4,234	$49		$790		$5,073	$1,929	$1,975		$3,904
Less:
Dividends paid to convertible preferred stockholders	—	—		—		—	—	—		—
Undistributed income attributable to convertible preferred stockholders	—	—		—		—	1,871	1,915		3,786

Net income attributable to common stockholders	$4,234	$49		$790		$5,073	$58	$60		$118

(1)	Includes $124 for reversal of excess net sales reserved and $350 for recovery from insurance during the three months ended March 31, 2013.
(2)	Includes $535 for secondary offering costs during the three months ended March 31, 2013.
(3)	Represents impact on provision for income taxes related to secondary offering costs.
(4)	Includes $1,300 for advisory agreement termination fee to Solera during the three months ended March 31, 2012.
(5)	Includes $1,188 for change in fair value of convertible preferred stock warrant liability during the three months ended March 31, 2012.
(6)	Includes $513 for provision for income taxes on advisory agreement termination fee to Solera during the three months ended March 31, 2012.

Annie’s, Inc.

Reconciliation of Net Income to Adjusted Net Income

(unaudited)

(in thousands, except share and per share amounts)

	Fiscal Year Ended March 31, 2013					Fiscal Year Ended March 31, 2012
	As Reported	Voluntary Product Recall	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net sales	$169,977	$1,096 (1)	$—		$171,073	$141,304	$—		$141,304
Cost of sales	104,566	(1,080)	—		103,486	85,877	—		85,877

Gross profit	65,411	2,176	—		67,587	55,427	—		55,427
Operating expenses:
Selling, general and administrative	45,461	(171)	(1,239	) (2)	44,051	36,195	—		36,195
Advisory agreement termination fee	—	—	—		—	1,300	(1,300	) (3)	—

Total operating expenses	45,461	(171)	(1,239)		44,051	37,495	(1,300)		36,195

Income from operations	19,950	2,347	1,239		23,536	17,932	1,300		19,232
Interest expense	(168)	—	—		(168)	(161)	—		(161)
Other income (expense), net	87	—	13	(4)	100	(1,594)	1,726	(4)	132

Income before provision for income taxes	19,869	2,347	1,252		23,468	16,177	3,026		19,203
Provision for income taxes	8,318	982	—		9,300	6,588	513	(5)	7,101

Net income	$11,551	$1,365	$1,252		$14,168	$9,589	$2,513		$12,102

Net income attributable to common stockholders	$11,551					$290

Net income per share attributable to common stockholders
—Basic	$0.67					$0.62

—Diluted	$0.65					$0.26

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,129,334					469,089

—Diluted	17,707,839					1,111,088

Adjusted diluted net income per share		$0.08	$0.07		$0.80		$0.15		$0.74

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders		17,707,839	17,707,839		17,707,839		1,111,088		1,111,088
Weighted average convertible preferred shares outstanding on an if converted basis		—	—		—		15,221,571		15,221,571

Weighted average used in computing adjusted diluted net income per share		17,707,839	17,707,839		17,707,839		16,332,659		16,332,659

Net income	$11,551	$1,365	$1,252		$14,168	$9,589	$2,513		$12,102
Less:
Dividends paid to convertible preferred stockholders	—	—	—		—	13,141	—		13,141
Undistributed loss attributable to convertible preferred stockholders	—	—	—		—	(3,842)	2,438		(1,404)

Net income attributable to common stockholders	$11,551	$1,365	$1,252		$14,168	$290	$75		$365

(1)	Includes $124 for reversal of excess net sales reserved and $350 for recovery from insurance during the fiscal year ended March 31, 2013.
(2)	Includes $1,239 for secondary offering costs during the fiscal year ended March 31, 2013.
(3)	Includes $1,300 for advisory agreement termination fee to Solera during the fiscal year ended March 31, 2012.
(4)	Includes $13 and $1,726 for change in fair value of convertible preferred stock warrant liability during the fiscal year ended March 31, 2013 and 2012, respectively.
(5)	Includes $513 for provision for income taxes on advisory agreement termination fee to Solera during the fiscal year ended March 31, 2012.

Annie’s, Inc.

Reconciliation of Net Sales to Adjusted Net Sales by Product Category

(unaudited)

(in thousands)

	Three Months Ended March 31, 2013			Three Months
	As Reported	Voluntary Product Recall	As Adjusted	Ended March 31, 2012
Meals	$26,511	$(474)	$26,037	$19,213
Snacks	19,327	—	19,327	16,328
Dressings, condiments and other	6,877	—	6,877	7,443

	$52,715	$(474)	$52,241	$42,984

Annie’s, Inc.

Reconciliation of Net Sales to Adjusted Net Sales by Product Category

(unaudited)

(in thousands)

	Fiscal Year Ended March 31, 2013			Fiscal Year
	As Reported	Voluntary Product Recall	As Adjusted	Ended March 31, 2012
Meals	$79,270	$1,096	$80,366	$60,624
Snacks	66,844	—	66,844	56,789
Dressings, condiments and other	23,863	—	23,863	23,891

	$169,977	$1,096	$171,073	$141,304

Annie’s, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	March 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$4,930	$562
Accounts receivable, net	20,015	11,870
Inventory	15,147	10,202
Deferred tax assets	2,558	1,995
Income tax receivable	588	164
Prepaid expenses and other current assets	5,050	1,252

Total current assets	48,288	26,045
Property and equipment, net	6,138	4,298
Goodwill	30,809	30,809
Intangible assets, net	1,116	1,176
Deferred tax assets, long-term	3,704	4,650
Deferred initial public offering costs	—	5,343
Other non-current assets	157	108

Total assets	$90,212	$72,429

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$4,342	$861
Related-party payable	—	1,305
Accrued liabilities	12,021	7,452

Total current liabilities	16,363	9,618
Credit facility	7,007	12,796
Convertible preferred stock warrant liability	—	2,157
Other non-current liabilities	913	921

Total liabilities	24,283	25,492

Commitments and contingencies (Note 7)
Convertible preferred stock, $0.001 par value—None authorized, issued and outstanding at March 31, 2013; 12,346,555 shares authorized, 12,281,553, shares issued and outstanding at March 31, 2012 (aggregate liquidation value $132,427 at March 31, 2012)	—	81,373

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value—5,000,000 shares authorized, none issued and outstanding at March 31, 2013; None authorized, issued and outstanding outstanding at March 31, 2012	—	—
Common stock, $0.001 par value—30,000,000 and 24,000,000 shares authorized at March 31, 2013 and 2012, respectively; 16,849,016 and 483,242 shares issued and outstanding at March 31, 2013 and 2012, respectively	17	1
Additional paid-in capital	93,190	4,392
Accumulated deficit	(27,278)	(38,829)

Total stockholders’ equity (deficit)	65,929	(34,436)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$90,212	$72,429

Annie’s, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Fiscal Year Ended March 31,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$11,551	$9,589	$20,155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,065	845	494
Stock-based compensation	1,064	506	373
Allowances for trade discounts and other	(3)	200	2,500
Inventory reserves	454	55	—
Excess tax benefit from stock-based compensation	(8,113)	(150)	—
Accretion of imputed interest on purchase of intangible asset	143	—	—
Change in fair value of convertible preferred stock warrant liability	13	1,726	—
Amortization of debt discount	—	—	144
Amortization of deferred financing costs	(2)	10	366
Loss on disposal of property and equipment	46	—	—
Deferred taxes	383	489	(7,134)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,142)	(2,942)	(3,045)
Inventory	(5,399)	(604)	(1,561)
Income tax receivable	3,853	(164)
Prepaid expenses, other current and non-current assets	1,498	99	(352)
Accounts payable	3,356	(9,499)	3,735
Related-party payable	(1,305)	1,299	(97)
Accrued expenses and other non-current liabilities	8,261	(168)	2,660

Net cash provided by operating activities	8,723	1,291	18,238

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,766)	(3,538)	(886)

Net cash used in investing activities	(2,766)	(3,538)	(886)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	23,737	72,389	7,344
Payments to credit facility	(29,526)	(59,593)	(7,344)
Proceeds from common shares issued in initial public offering, net of issuance costs	11,146	—	—
Payment for intangible asset acquired by financing transaction	(7)	—	—
Dividends paid	—	(13,550)	(12,529)
Payment of deferred financing costs	—	—	(66)
Payments of initial public offering costs	—	(3,368)	—
Repayment of notes payable	—	—	(6,000)
Repurchase of common stock	(19,125)	—	—
Net repurchase of stock options	—	(602)	—
Excess tax benefit from stock-based compensation	8,113	150	—
Proceeds from exercises of stock options	4,073	50	26

Net cash used in financing activities	(1,589)	(4,524)	(18,569)

NET INCREASE (DECREASE) IN CASH	4,368	(6,771)	(1,217)
CASH—Beginning of year	562	7,333	8,550

CASH—End of year	$4,930	$562	$7,333

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$17	$67	$609
Cash paid for income taxes	$247	$6,153	$1,491

NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible preferred stock into common stock	$81,373	$—	$—
Purchase of property and equipment funded through accounts payable	$125	$23	$—
Deferred initial public offering costs funded through accounts payable and accrued expenses	$—	$1,975	$—
Intangible asset acquired by financing transaction	$—	$1,023	$—

CONTACT:

Ed Aaron

510-558-7574

303-868-5551

ir@annies.com